EXHIBIT 99.4

ACKNOWLEDGMENT AND AGREEMENT

RELATED TO LEASE OBLIGATIONS

This Acknowledgment and Agreement Related to Lease Obligations (“Agreement”) is being made and entered into this 27th day of September, 2006, by and among HFT Alaska Asset Preservation Trust (“Landlord”) and Nationwide Auction Systems, Inc. (“Nationwide”).

A. Reference is made to that certain Settlement Agreement dated May 25, 2006 (the “Settlement Agreement”) by and among Don Haidl, Corey P. Schlossmann, the Capital Direct 1999 Trust and the Core Capital IV Trust, both California trusts, Hearthstone Properties, LLC, a California limited liability company, Hearthstone Properties Delaware, LLC, a Delaware limited liability company, Entrade, Inc., a Pennsylvania corporation, and Public Liquidation Systems, Inc. and Asset Liquidation Group, Inc., both Nevada corporations, which have subsequently merged and resulted in Nationwide.

B. Reference is further made to that certain Amendment to Lease (City of Industry, CA) dated May 25, 2006 between Landlord and Nationwide (the “Lease Amendment”).

C. The Lease Amendment requires, among other things, that: (i) the monthly rent due under the subject lease be adjusted, effective as of June 1, 2006, to the Fair Market Monthly Rent (as defined in the Lease Amendment) and (ii) that the parties engage an Independent Appraiser (as defined in the Lease Amendment) to make a binding determination as to the amount of the Fair Market Monthly Rent. The parties agree that, through no party’s fault, these requirements have not yet been satisfied.

D. Landlord has unilaterally procured an appraisal of the Fair Market Monthly Rent (the “Landlord Appraisal”), which does not satisfy the requirements of the Lease Amendment.

E. The parties desire to: (i) acknowledge their collective failure to satisfy the above referenced requirements of the Lease Amendment has not resulted in a default under the Lease Amendment and (ii) amend the Lease Amendment as more fully described herein.

NOW THEREFORE, in consideration of the mutual promises herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Acknowledgements Regarding Potential Defaults. Each of the undersigned hereby acknowledges and agrees that, effective as of the date hereof:

(a) The parties’ collective failure to adjust the monthly rent to the Fair Market Monthly Rent effective June 1, 2006 shall not be deemed a default under the Lease Amendment by either party. To the extent that either party has asserted that this failure has resulted in a default under the Lease Amendment by the other party, such assertion is hereby rescinded and waived.

(b) Nationwide’s failure to pay the Fair Market Monthly Rent, to the extent it may have been different than the actual rental rate in effect prior to the Lease Amendment, shall not be deemed a default under the Lease Amendment by Nationwide. To the extent that Landlord has asserted that this failure has resulted in a default under the Lease Amendment by Nationwide, such assertion is hereby rescinded and waived.

(c) The failure to engage, as of the date of this Acknowledgement, a mutually agreeable independent third party appraiser to make a binding determination as to the amount of the Fair Market Monthly Rent, as required by the Lease Amendment, shall not be deemed a default under the Lease Amendment by either party. To the extent that either party has asserted that this failure has resulted in a default under the Lease Amendment by the other party, such assertion is hereby rescinded and waived.

2. Amendment of Lease Amendment. The second and third sentences of Paragraph 3 of the Lease Amendment is each hereby deleted and replaced in its entirety by the foregoing:

“(i) Each party shall procure, at its own expense, and deliver to the other, an appraisal as to the Fair Market Monthly Rent (the “Landlord Appraisal” and the “Nationwide Appraisal”, respectively) by a commercial real estate appraiser (each, an “Appraiser”). The parties agree that Landlord has previously procured and delivered to Nationwide the Landlord Appraisal under this paragraph, a copy of which is attached hereto as Exhibit A, which Landlord intends to update to fulfill its obligations under this paragraph. Tenant covenants to use its best efforts to obtain and deliver to Landlord the Nationwide Appraisal, and Landlord covenants to use its best efforts to deliver to Nationwide the updated Landlord Appraisal, on or before December 1, 2006 (the “Appraisal Deadline”).

(ii) Upon delivery of the later to be delivered of the Nationwide Appraisal to Landlord or the updated Landlord Appraisal to Nationwide, the parties shall compare the amount of the Fair Market Monthly Rent as determined in the updated Landlord Appraisal (the “Landlord Suggested Monthly Rent”) to the amount of the Fair Market Monthly Rent as determined in the Nationwide Appraisal (the “Nationwide Suggested Monthly Rent”).

(a) In the event that difference between the Nationwide Suggested Monthly Rent and the Landlord Suggested Monthly Rent is 10% or less than the higher number, then the Fair Market Monthly Rent shall be the average of the Nationwide Suggested Monthly Rent and the Landlord Suggested Monthly Rent.

(b) In the event that the difference between the Nationwide Suggested Monthly Rent and the Landlord Suggested Monthly Rent is greater than 10% of the higher number, then the Fair Market Monthly Rent shall be determined as follows: The Appraiser selected by Landlord and the Appraiser selected by Nationwide shall submit their respective Appraisals to a mutually agreeable independent (as to Landlord and Nationwide) third party commercial real estate appraiser (a “Third Appraiser”), who shall decide which of the parties’ Appraisals shall be used to determine the Fair Market Monthly Rent, which decision shall be final and binding on the parties. The Third Appraiser shall not be permitted to choose any amount other than either the Landlord Suggested Monthly Rent or the Nationwide Suggested Monthly Rent. The cost of the Third Appraiser shall be split and paid equally by the parties.

3. Agreement Regarding Interim Rent Period. The parties expect that it will take an undetermined amount of time from June 1, 2006 until a final determination of the Fair Market Monthly Rent is made (the “Interim Rent Period”). During the Interim Rent Period, the Rent will be $57,500 per month (the “Estimated Monthly Rent”). The Estimated Monthly Rent shall commence on October 1, 2006.

4. Reconciliation of Rents.

(a) Shortfalls due to Failure to Adjust Rent Effective June 1, 2006. The Parties acknowledge that the Estimated Monthly Rent should have commenced effective June 1, 2006, and that as a result, as of the date hereof, an amount equal to $70,000.00 (the “Estimated Shortfall”) is due from Nationwide to Landlord. The Parties agree that the Estimated Shortfall shall be paid as follows: commencing with the rental payment due on December 1, 2006, and continuing each month thereafter until the Estimated Shortfall is paid in full, Nationwide shall include an additional $17,500 with such rent payment.

(b) Adjustment Upon Determination of Fair Market Monthly Rent. The Parties further recognize that the actual Fair Market Monthly Rent, when determined, may be different than the Estimated Monthly Rent. For purposes of this Acknowledgement, the aggregate amount of Estimated Monthly Rent paid or accrued (as provided in 4(a) above) during the Interim Rent Period is referred to as the “Aggregate

Estimated Rent Amount”, the aggregate amount which would have been paid if the Fair Market Monthly Rent was in effect during the entire Interim Rent Period is referred to as the “Aggregate Actual Rent Due”, and the amount, if any, resulting when subtracting the Aggregate Estimated Rent Amount from Aggregate Actual Rent Amount is referred to as the “Reconciliation Amount”. The Parties agrees as follows:

(i) if the Reconciliation Amount is greater than $0, then such amount shall be deemed additional rent and added to and paid concurrently with the next monthly rent payment(s) due under the subject lease.

(ii) if the Reconciliation Amount is less than $0, then such amount shall be applied as a credit to the next monthly rent payment(s) due under the subject lease

5. Notices; Communications. To the extent that either Landlord or Nationwide elects to use a third party to administer (an “Agent”) this Agreement or the subject lease, or any part hereof or thereof, it must provide a working, reliable telephone number, mailing address, facsimile number, email address for such Agent and such other information reasonably requested by the other to allow the other to communicate with such Agent directly. Without limiting the rights of either party under the subject lease or applicable law, in the event that either party can demonstrate that it or its Agent has attempted to contact the other’s Agent 3 separate times on any 3 separate days within 1 week period without a response from such Agent (either by telephone, written correspondence or email), then such party shall have the right to demand that any future matters requiring notice relating to this Agreement or the subject lease shall be delivered exclusively from the other to to it or its Agent, and any future notice from the other’s Agent shall be of no force or effect. Copies of any notice to any Agent hereunder shall be sent by certified mail to the Landlord or Nationwide, as the case may be.

6. Miscellaneous. This Agreement shall become effective upon the date first set forth above. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one agreement. A facsimile of an executed copy of this Agreement shall have the same force and effect as an original executed copy.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or caused this Amendment to be executed by their duly authorized representatives, as of the date first set forth above.

LANDLORD:	HFT ALASKA ASSET PRESERVATION TRUST

	By:	/s/ Don Haidl
Don Haidl, Trustee

NATIONWIDE:	NATIONWIDE AUCTION SYSTEMS, INC.

	By:	/s/ Greg O’Neill
Greg O’Neill, President